                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in each of the following Registration Statements of Temple-Inland Inc. and in each related
Prospectus of our report dated January 31, 2001, with respect to the consolidated financial statements and schedules of Temple-Inland Inc. included in this Annual Report (Form 10-K) for the year ended December 30, 2000.


        REGISTRATION
        STATEMENT NO.                       PURPOSE
        -------------                       -------

        No. 2-88202               Post-Effective Amendment Number 3 on Form S-8
        No. 33-23132              Registration Statement on Form S-8
        No. 33-25650              Post-Effective Amendment Number 1 on Form S-8
        No. 33-27286              Post-Effective Amendment Number 1 on Form S-8
        No. 33-32124              Post-Effective Amendment Number 2 on Form S-8
        No. 33-43802              Registration Statement on Form S-8
        No. 33-48034              Registration Statement on Form S-8
        No. 33-54388              Registration Statement on Form S-8
        No. 33-63104              Registration Statement on Form S-8
        No. 333-27469             Registration Statement on Form S-8
        No. 333-52189             Registration Statement on Form S-3
        No. 333-33702             Registration Statement on Form S-8

                                  /s/  ERNST & YOUNG LLP

Austin, Texas
March 2, 2001